UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

INTERPHASE CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-13071	75-1549797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 654-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 11, 2011, Interphase Corporation (the “Company”) accepted the resignation of H. Keith Seawright as Vice President of Business Development, Aerospace-Defense, to be effective March 30, 2011, which will terminate the employment, confidentiality, and non-competition agreement between Mr. Seawright and the Company dated as of April 6, 2010. Mr. Seawright has advised the Company that he will be pursuing other professional opportunities. The Company and its Board of Directors express appreciation for his service.

On March 11, 2011, Mr. Seawright signed a separation and release agreement with the Company, subject to a seven-day revocation period, to be effective March 30, 2011. When this agreement is effective, Mr. Seawright will be entitled to payment of an amount equal to his weekly base salary, less normal wage deductions, for each of the following 12 weeks and payment of premiums for personal COBRA coverage (employee only health insurance continuation) through June 2011. He also will have no obligation to repay the $15,000 signing bonus received under the employment, confidentiality, and non-competition agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

By: /s/ Thomas N. Tipton Jr.

Date: March 17, 2011
Title: Chief Financial Officer,
Vice President of Finance and Treasurer